INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Agreement is made this 3rd day of May, 2010 and is by and between Soren Nielsen (“Nielsen”), an individual with a principal residence at ____________________, and Jedediah Resources Corp. (“Jedediah”), a Nevada corporation with a principal place of business at 100-111 5th Avenue, S.W., Calgary, Alberta, Canada, (collectively the “Parties”).

WHEREAS Nielsen wishes to transfer all of his right, title and interest in all intellectual property relating to certain chewing gum compositions having appetite suppressant activity to Jedediah (the “Intellectual Property”) in exchange for 5,500,000 newly issued shares of common stock of Jedediah (the “Consideration”); and

WHEREAS Jedediah wishes to acquire all of Nielsen’s right, title and interest in the Intellectual Property from Nielsen in exchange for the Consideration.

NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Grant

In exchange for the Consideration, Nielsen hereby assigns his entire right, title and interest, for all countries, in and to the Intellectual Property, as set forth on Exhibit A attached hereto and made a part hereof, and any information describing the Intellectual Property that will assist Jedediah in practicing or obtaining intellectual property protection for the Intellectual Property, which such Intellectual Property includes, but is not limited to, correspondence, internal memoranda, notes of telephone conversations, electronic mail, drawings, diagrams, laboratory notebooks, technical specifications, test procedures and specifications, technical information and data, marketing data, search results, agreements, and all other documents and information in his possession, custody or control, and all the rights and privileges under any and all patent applications or registrations therefor and all reissues and extensions thereof.

2.           Authorization to Patent Offices

Nielsen hereby authorizes and requests that the Commissioner of Patents and Trademarks of the United States and any official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of intellectual property on applications as aforesaid to issue the same to Jedediah, its successors, assigns and legal representatives, or to such nominees as it may designate.

3.           Continued Cooperation

Nielsen agrees that, when requested, he will, without charge to Jedediah but at its expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for securing and maintaining patents for the Invention in any and all countries and for vesting title thereto in Jedediah its successors, assigns and legal representatives or nominees, or which may be necessary to exploit or defend its rights in the Intellectual Property.

4.           Assignment

Nielsen hereby consents that a copy of this Agreement shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose.

5.           Representations and Warranties

Nielsen represents and warrants that he is the sole inventor and owner of the Intellectual Property; that he has the exclusive, valid, unencumbered and irrevocable right, title and interest in and to the Intellectual Property; that he has full right, power and authority to grant the rights, title and interests granted in this Agreement; that no third party is claiming or claimed that the Intellectual Property infringes or misappropriates its intellectual property rights, and to Nielsen’s knowledge no circumstances exist to give rise to such a claim.

6.           Confidentiality

Nielsen shall not disclose the Intellectual Property or the terms of this Agreement without the prior express written consent of Jedediah.

7.           Indemnification

Nielsen shall indemnify and hold harmless Jedediah, its officers, directors, employees, agents, affiliates, successors and assigns for any and all costs, expenses or liabilities, including reasonable attorney’s fees, arising out of Nielsen’s acts or omissions in performing or failing to perform his obligations under this Agreement, including breach of any provision, representation or warranty set forth in this Agreement.

8.           Entire Agreement

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof; there do not exist any other written or oral terms or agreements except for those contained in this Agreement; only representations contained in this Agreement and no others shall be admissible to establish the execution or inducement of this Agreement.

9.           Headings

Headings herein are for reference purposes only and do not form a part of the Agreement.

10.           Severability

In case any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision(s) of this Agreement.

11.           Successors

This Agreement shall inure to the benefit of and bind (i) any and all heirs, successors in interest, assigns, officers, directors and employees of the Parties, and (ii) any persons or entities that acquire all or substantially all of the assets or a portion of the assets of Jedediah.

12.           Venue

The Parties irrevocably submit exclusively to the jurisdiction of the State of New York and the venue of New York County in any action brought by the Parties concerning this Agreement or the performance thereof.

13.           Choice of Law

This Agreement shall be governed by, construed and entered in accordance with the laws of the State of New York applicable to contracts deemed to be made within such state, without regard to choice of law or conflict of law provisions thereof.

14.              Interpretation

No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted it.

15.           Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument

/s/ Soren Nielsen
SOREN NIELSEN
Dated: May 3, 2010

JEDEDIAH RESOURCES CORP.

/s/ Soren Nielsen
By: Soren Nielsen
Title: CEO
Dated: May 3, 2010